                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       AIRNET SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219
                                 JULY 13, 1998

                            ------------------------

Dear Fellow Shareholders:

    The Annual Meeting of the Shareholders (the "Annual Meeting") of AirNet Systems, Inc., an Ohio corporation ("AirNet"), will be held at 10:00 a.m., local time, on Wednesday, August 19, 1998, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio. The enclosed Notice of Annual Meeting and Proxy Statement contain detailed information about the business to be conducted at the Annual Meeting.

    You are being asked to consider and vote upon the election of six directors, each for a term to expire at the 1999 Annual Meeting, and upon the approval of the amendment and restatement of AirNet's 1996 Incentive Stock Plan. Your Board of Directors recommends that you vote FOR the six nominees named in the enclosed Proxy Statement and FOR the approval of the amended and restated 1996 Incentive Stock Plan.

    On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save AirNet additional expenses of solicitation and will help ensure that as many common shares as possible are represented.

                                          Sincerely,

                                          Gerald G. Mercer
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

           [LOGO]

                              AIRNET SYSTEMS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD WEDNESDAY, AUGUST 19, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of AirNet Systems, Inc., an Ohio corporation ("AirNet"), will be held on Wednesday, August 19, 1998, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, for the following purposes:

    1. To elect six directors, each for a term to expire at the 1999 Annual Meeting.

    2. To amend and restate AirNet's 1996 Incentive Stock Plan in the form attached hereto as Appendix I.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    The close of business on July 3, 1998, has been fixed by the Board of Directors of AirNet as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

    You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of AirNet in writing that you wish to vote your common shares in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                          William R. Sumser,
                                          SECRETARY

AirNet Systems, Inc.
3939 International Gateway
Columbus, Ohio 43219

July 13, 1998

                              AIRNET SYSTEMS, INC.
                           3939 INTERNATIONAL GATEWAY
                              COLUMBUS, OHIO 43219

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 19, 1998

    This Proxy Statement is furnished to the shareholders of AirNet Systems, Inc., an Ohio corporation ("AirNet"), in connection with the solicitation on behalf of the Board of Directors of AirNet of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, August 19, 1998, at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the accompanying proxies are first being mailed on or about July 13, 1998, to all shareholders of AirNet.

                                    GENERAL

    Only holders of record of AirNet common shares, $.01 par value ("AirNet Common Shares"), at the close of business on July 3, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were 12,594,170 AirNet Common Shares outstanding. Each AirNet Common Share entitles the holder to one vote. A quorum for the Annual Meeting is a majority of the AirNet Common Shares outstanding. There is no cumulative voting. Other than the AirNet Common Shares, there are no voting securities of AirNet outstanding.

    AirNet Common Shares represented by signed proxies that are returned to AirNet will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. The effect of an abstention on each of the matters to be voted on at the Annual Meeting is the same as a "no" vote. Broker/dealers, who hold their customers' AirNet Common Shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such AirNet Common Shares and may vote such AirNet Common Shares on routine matters, which, under such rules, typically include the election of directors and the approval of certain stock compensation plans, but broker/dealers may not vote such AirNet Common Shares on other matters, which typically include significant corporate transactions such as mergers and acquisitions, amendments to the charter documents of AirNet and the approval of certain stock compensation plans, without specific instructions from the customer who owns such AirNet Common Shares. Proxies signed and submitted by broker/ dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Since the election of directors and the proposal to approve the amendment and restatement of AirNet's 1996 Incentive Stock Plan are "routine" items upon which broker/dealers may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within the required time frame before the Annual Meeting, there should be no "broker non-votes" with respect to the matters to be voted upon at the Annual Meeting.

    If the accompanying proxy card is properly signed and returned to AirNet prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below and FOR all other proposals set forth herein.

    The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

    You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of AirNet, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

    The expense of preparing, printing and mailing proxy materials to the AirNet shareholders will be borne by AirNet. In addition, proxies may be solicited personally or by telephone by officers or associates of AirNet, none of whom will receive additional compensation therefor. AirNet has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from AirNet shareholders at a fee of not more than $5,000 plus reimbursement of reasonable out-of-pocket expenses. AirNet will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the AirNet Common Shares.

                  BENEFICIAL OWNERSHIP OF AIRNET COMMON SHARES

    The following table sets forth the number and percentage of outstanding AirNet Common Shares beneficially owned by (i) each director of AirNet; (ii) each executive officer of AirNet included in the Summary Compensation Table;
(iii) all directors and executive officers of AirNet as a group; and (iv) each person known by AirNet to own beneficially more than five percent of any class of AirNet's voting securities, in each case, as of July 3, 1998 (except as otherwise noted). AirNet believes that each individual or entity named has sole investment and voting power with respect to the AirNet Common Shares indicated as beneficially owned by such individual or entity, except as otherwise noted. The address of each of the executive officers and directors is c/o AirNet, 3939 International Gateway, Columbus, Ohio 43219.

                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

                                                              AIRNET
                                                          COMMON SHARES
                                                           WHICH CAN BE
                                                          ACQUIRED UPON
                                             AIRNET        EXERCISE OF
                NAME OF                   COMMON SHARES      OPTIONS                  PERCENT
          BENEFICIAL OWNER OR               PRESENTLY      EXERCISABLE                OF CLASS
       NUMBER OF PERSONS IN GROUP             HELD        WITHIN 60 DAYS     TOTAL      (2)
----------------------------------------  -------------   --------------   ---------  --------
Gerald G. Mercer (3)(4).................    4,469,041         80,000       4,549,041       35.9%
Eric P. Roy (3)(5)......................      189,975         42,000         231,975        1.8%
Donald D. Strench (3)...................        3,269         18,000          21,269       (6)
Glenn M. Miller (3).....................      309,849         23,000         332,849        2.6%
Guy S. King (3).........................       91,087         23,000         114,087       (6)
William R. Sumser (3)(7)................       61,875         23,000          84,875       (6)
Kendall W. Wright (3)(8)................       27,381         --              27,381       (6)
Roger D. Blackwell......................        7,700          2,000           9,700       (6)
Tony C. Canonie, Jr.....................       10,000          2,000          12,000       (6)
Russell M. Gertmenian (9)...............        5,000          2,000           7,000       (6)
J.F. Keeler, Jr. (10)...................       10,185          2,000          12,185       (6)
All directors and executive officers as
  a group (12 persons)..................    5,185,362        223,000       5,408,362       42.2%
Wellington Management Company LLP
  (11)..................................      728,400         --             728,400        5.8%
  75 State Street
  Boston, MA 02109
AMVESCAP PLC (12).......................      738,500         --             738,500        5.9%
  11 Devonshire Square
  London EC2M 4YR
  England

------------------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all AirNet Common Shares reflected in the table.

 (2) The percent of class is based upon the sum of (i) 12,594,170 AirNet Common Shares outstanding on July 3, 1998, and (ii) the number of AirNet Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of July 3, 1998.

 (3) Individual named in the Summary Compensation Table.

 (4) Of such 4,469,041 AirNet Common Shares, 1,010,000 AirNet Common Shares are held of record by Mr. Mercer's wife, and 524,992 AirNet Common Shares are held in the Gerald G. Mercer 5/30/96 Grantor Annuity Trust, of which Mr. Mercer is the sole trustee. Mr. Mercer possesses sole voting and dispositive power with respect to the AirNet Common Shares held in the trust.

 (5) Of such 189,975 AirNet Common Shares, 1,000 AirNet Common Shares are held of record by each of Mr. Roy's two minor children, 80,000 AirNet Common Shares are held in the Revocable Trust Created by Eric P. Roy and 80,000 AirNet Common Shares are held in the Revocable Trust Created by Carol P. Roy, Mr. Roy's wife. Mr. Roy and his wife are co-trustees of each of the trusts and share voting and dispositive power with respect to the AirNet Common Shares held in such trusts.

 (6) Represents ownership of less than 1% of the outstanding AirNet Common
     Shares.

 (7) Of such 61,875 AirNet Common Shares, 5,000 AirNet Common Shares are held by Mr. Sumser's wife.

 (8) Of such 27,381 AirNet Common Shares, 4,829 AirNet Common Shares are held by Mr. Wright's wife.

 (9) Of such 5,000 AirNet Common Shares, 2,100 AirNet Common Shares are held of record by Mr. Gertmenian's wife.

 (10) Of such 10,185 AirNet Common Shares, 7,500 AirNet Common Shares are held by the J.F. Keeler, Jr. Limited Partnership, of which Mr. Keeler is the sole general partner. Mr. Keeler possesses sole voting and investment power with respect to the AirNet Common Shares held by the limited partnership.

 (11) Based on information contained in filings with the Securities and Exchange Commission (the "Commission")(the latest of which is dated January 12, 1998), Wellington Management Corporation LLP is deemed to have beneficial ownership of 728,400 AirNet Common Shares as of December 31, 1997. The filing also indicates that the reporting person is deemed to have shared voting power over 422,400 of such AirNet Common Shares and shared dispositive power over 728,400 AirNet Common Shares.

 (12) Based on information contained in filings with the Commission (the latest of which is dated February 9, 1998), AMVESCAP PLC is deemed to have beneficial ownership of 738,500 AirNet Common Shares as of December 31, 1997, all of which AirNet Common Shares it is deemed to share voting and investment power with AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North America Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management and Research, Inc., and INVESCO Realty Advisors, Inc. Those filings with the Commission also indicate that the reporting persons disclaim beneficial ownership of such AirNet Common Shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Pursuant to the Code of Regulations of AirNet, the Board of Directors has set the authorized number of directors at six. Each director holds office for a term expiring at the next Annual Meeting. The Board of Directors proposes that the six nominees described below be elected as directors, each for a new term to expire at the 1999 Annual Meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

    The following information, as of May 31, 1998, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to AirNet by each director. Except where indicated, each director has had the same principal occupation for the last five years.

NOMINEES STANDING FOR ELECTION TO THE BOARD OF DIRECTORS

    GERALD G. MERCER

    Mr. Mercer, 50, has served as Chairman of the Board, President and Chief Executive Officer of AirNet since founding AirNet in 1974. He won Ohio's "Entrepreneur of the Year" Award in 1996 and has been a member of the Young Presidents' Organization since 1986. Mr. Mercer has been a guest speaker at several major universities throughout the country.

    ERIC P. ROY

    Mr. Roy, 43, has been a Director of AirNet since 1994 and has served as Chief Financial Officer of AirNet since 1986. Mr. Roy was named Executive Vice President and Treasurer in 1991. Mr. Roy is a member of the Audit Committee.

    ROGER D. BLACKWELL

    Dr. Blackwell, 58, has been a Director of AirNet since December 1996. Dr. Blackwell has been a Professor of Marketing at The Ohio State University for more than five years and is also President and Chief Executive Officer of Roger
D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Dr. Blackwell is also a director of Intimate Brands, Inc., Worthington Foods, Inc., Checkpoint Systems, Inc., Applied Industrial Technologies, Inc., Max & Erma's Restaurants, Inc. and The Flex-Funds. Mr. Blackwell is a member of the Compensation Committee.

    TONY C. CANONIE, JR.

    Mr. Canonie, 51, has been a Director of AirNet since June 1996. Since 1990, Mr. Canonie has served as Chief Executive Officer of Canonie Ventures Inc., a venture capital and advisory services firm, specializing in the waste industry. He was an 18 year member and former Chapter Chairman of the Young Presidents' Organization and is a member of the Chief Executives Organization and World Presidents' Organization. Mr. Canonie is a member of the Compensation Committee.

    RUSSELL M. GERTMENIAN

    Mr. Gertmenian, 50, has been a Director of AirNet since June 1996. Mr. Gertmenian has been a partner of Vorys, Sater, Seymour and Pease LLP since 1979 and currently serves as a member of such firm's Executive Committee. Mr. Gertmenian is a director of Liqui-Box Corporation, a manufacturer of flexible plastic packaging systems. Mr. Gertmenian is a member of the Audit Committee.

    J.F. KEELER, JR.

    Mr. Keeler, 57, has been a Director of AirNet since June 1996. Mr. Keeler is President, Chief Executive Officer and Chairman of the Board of The Fishel Company, a national utilities construction firm, which he first joined in 1967. Mr. Keeler is a director of Bank One, N.A. and Metatec Corporation and serves on the Board of Directors of the Columbus Chamber of Commerce. Mr. Keeler is a member of the Audit and Compensation Committees.

NOMINATION PROCEDURE

    The AirNet Code of Regulations provides that shareholder nominations for election to the AirNet Board of Directors must be in writing and must be personally delivered or mailed to the Secretary of AirNet not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 70 days' notice or public disclosure of the date of the meeting is given or made, such nomination must be received at the principal executive offices of AirNet not later than close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure was made thereof. Such notification must contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a recordholder of shares of AirNet entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors of AirNet; and (e) the consent of each nominee to serve as a director of AirNet if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the AirNet Code of Regulations.

RECOMMENDATION AND VOTE

    Under Ohio law and AirNet's Code of Regulations, the six nominees for election to the Board of Directors receiving the greatest number of votes will be elected.

    AirNet Common Shares represented by the accompanying proxy card will be voted FOR the election of the nominees named in "Nominees Standing for Election to the Board of Directors" unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. AirNet Common Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

    THE AIRNET BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors held five regularly scheduled or special meetings during the fiscal year ended December 31, 1997 (the "1997 fiscal year"). The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he served during the 1997 fiscal year.

    AUDIT COMMITTEE. The Audit Committee reviews and approves the scope and results of any outside audit of AirNet and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee held two regularly scheduled or special meetings during the 1997 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all executive officers and certain other associates of AirNet, as well as acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by AirNet for the benefit of such executive officers or other associates. The Compensation Committee held nine regularly scheduled or special meetings during the 1997 fiscal year.

COMPENSATION OF DIRECTORS

    Directors who are officers or associates of AirNet receive no additional compensation for their services as members of the Board of Directors or as members of Board committees. In 1997, directors who were not officers or associates of AirNet ("Non-Employee Directors") were paid a quarterly fee of $1,500, as well as additional fees of $1,000 for each meeting of the Board or of a Board committee attended. In 1998, each Non-Employee Director will be paid a quarterly fee of $3,500, as well as additional fees of $1,500 for each meeting of the Board attended. In addition, in 1998, all members of a committee of the Board, other than the chairman of such committee, will receive a fee of $1,000 for attending a committee meeting; while the chairman will receive a fee of $2,000. AirNet's directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors, including travel expenses.

    Effective May 27, 1998, AirNet established the AirNet Systems, Inc. Director Deferred Compensation Plan (the "Director Plan"). Voluntary participation in the Director Plan enables a director of AirNet, or of its subsidiaries, to defer all or a part of his or her director's fees, including federal income tax thereon. Such deferred fees may be credited to (1) a cash account where such funds will earn interest at the rate prescribed in the Director Plan or (2) a stock account where such funds will be converted into AirNet Common Shares. Distribution of the deferred funds is made in a single lump sum payment or in equal annual installments over a period of not more than ten years commencing within 30 days of the earlier of (a) the date specified by a director at the time a deferral election is made or (b) the date the director ceases to be such. Cash accounts will be distributed in the form of cash and stock accounts will be distributed in the form of AirNet Common Shares or cash, as selected by the director.

    In addition, pursuant to AirNet's 1996 Incentive Stock Plan, each Non-Employee Director received an option in 1997 to purchase 2,000 AirNet Common Shares. If the proposal to amend and restate the 1996 Incentive Stock Plan is approved (see "PROPOSAL TO AMEND AND RESTATE THE AIRNET SYSTEMS, INC. 1996 INCENTIVE STOCK PLAN"), each Non-Employee Director who is then serving on the Board will automatically be granted an option to purchase 20,000 AirNet Common Shares effective on the date of the Annual Meeting and any individual who thereafter becomes a Non-Employee Director will automatically be granted an option to purchase 20,000 AirNet Common Shares effective on the date on which he is appointed or elected to the Board of Directors. In each case, the option will vest in five equal annual installments beginning on the date of grant, with such vesting being accelerated upon the occurrence of certain events. The exercise price of each option granted to a Non-Employee Director is equal to the fair market value of the AirNet Common Shares on the date of grant. Each option granted to a Non-Employee Director has a ten-year term.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended December 31, 1997, September 30, 1996 and 1995 and the three months ended December 31, 1996, compensation awarded or paid to, or earned by, AirNet's Chief Executive Officer during 1997 and the six other most highly compensated executive officers of AirNet (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                    -------------
                                                                                     SECURITIES
                                                            ANNUAL COMPENSATION      UNDERLYING
                                                          ------------------------  OPTIONS/ SARS    ALL OTHER
NAME AND PRINCIPAL POSITION                 PERIOD          SALARY       BONUS           (1)       COMPENSATION
------------------------------------  ------------------  ----------  ------------  -------------  -------------
Gerald G. Mercer                         12 mos 12/31/97  $  410,776       --            20,000     $     4,750(2)
  Chairman of the Board,                  12 mos 9/30/96     706,667  $    593,424       40,000           4,499
  President and Chief                     12 mos 9/30/95     826,376     1,161,333       --               6,022
  Executive Officer                       3 mos 12/31/96     100,000       --            --             --

Eric P. Roy                              12 mos 12/31/97     282,408       --            12,000           4,750(2)
  Executive Vice President,               12 mos 9/30/96     181,333       157,630       20,000          56,615
  Treasurer and Chief                     12 mos 9/30/95     129,332       167,646       --              59,363
  Financial Officer                       3 mos 12/31/96      68,750       --            --             --

Donald D. Strench (3)                    12 mos 12/31/97     197,885        80,000        8,000           4,750(2)
  Vice President,                         12 mos 9/30/96      78,750        43,750       10,000         --
  Corporate Development                   12 mos 9/30/95      --           --            --             --
                                          3 mos 12/31/96      43,750         8,750       --             --

Glenn M. Miller                          12 mos 12/31/97     205,385       --             8,000           4,750(2)
  Vice President,                         12 mos 9/30/96     156,333       168,823       15,000         145,107
  Operations                              12 mos 9/30/95     129,332       235,681       --             146,787
                                          3 mos 12/31/96      50,000       --            --             --

Guy S. King                              12 mos 12/31/97     205,385       --             8,000           4,750(2)
  Vice President, Sales                   12 mos 9/30/96     156,333       133,114       15,000          27,895
                                          12 mos 9/30/95     129,332       144,857       --              31,380
                                          3 mos 12/31/96      50,000       --            --             --

William R. Sumser                        12 mos 12/31/97     205,385       --             8,000           4,750(2)
  Vice President, Finance,                12 mos 9/30/96     120,000        86,738       15,000          10,719
  Controller and Secretary                12 mos 9/30/95      75,962        72,232       --              13,385
                                          3 mos 12/31/96      50,000       --            --             --

Kendall W. Wright                        12 mos 12/31/97     205,385       --             8,000           4,750(2)
  Vice President, Sales                   12 mos 9/30/96     156,333       135,474       15,000          24,421
                                          12 mos 9/30/95     129,332       148,918       --              26,763
                                          3 mos 12/31/96      50,000       --            --                 142

------------------------

(1) These numbers represent options for AirNet Common Shares granted pursuant to AirNet's 1996 Incentive Stock Plan. See the table under "OPTION GRANTS BETWEEN OCTOBER 1, 1996 AND DECEMBER 31, 1997" for more detailed information on such options.

(2) "All Other Compensation" for the Named Executive Officers consists of amounts contributed by AirNet to the accounts of the Named Executive Officers under the Savings Plan (as defined below). See "--Section 401(k) Savings Plan."

(3) Mr. Strench joined AirNet in April, 1996.

SECTION 401(K) SAVINGS PLAN

    AirNet maintains a defined contribution savings plan (the "Savings Plan") which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the terms of the Savings Plan, all associates who have worked a minimum of six months for AirNet may contribute up to 15% of their annual earnings to the Savings Plan. AirNet may elect, in its discretion, to make a matching contribution to the Savings Plan. Currently, AirNet's annual matching contributions under the Savings Plan do not exceed 3% of total compensation. In addition, AirNet may elect, in its discretion, to make profit-sharing contributions on behalf of eligible associates.

GRANTS OF OPTIONS

    The following table sets forth information concerning individual grants of options made from October 1, 1996 through December 31, 1997 to each of the Named Executive Officers. AirNet has never granted stock appreciation rights.

          OPTION GRANTS BETWEEN OCTOBER 1, 1996 AND DECEMBER 31, 1997

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                   NUMBER OF                                                    ANNUAL RATES OF STOCK
                                  SECURITIES      % OF TOTAL                                      PRICE APPRECIATION
                                  UNDERLYING   OPTIONS GRANTED    EXERCISE                       FOR OPTION TERM (2)
                                    OPTIONS    TO ASSOCIATES IN     PRICE                       ----------------------
NAME                              GRANTED (1)       PERIOD        ($/SHARE)   EXPIRATION DATE       5%         10%
--------------------------------  -----------  ----------------  -----------  ----------------  ----------  ----------
Gerald G. Mercer................      13,400           4.7%       $   14.25     April 10, 2007  $  120,087  $  304,325
                                       6,600           2.3            15.68     April 10, 2002      28,593      63,180

Eric P. Roy.....................      12,000           4.3            14.25     April 10, 2007     107,541     272,530

Donald D. Strench...............       8,000           2.8            14.25     April 10, 2007      71,694     181,687

Glenn M. Miller.................       8,000           2.8            14.25     April 10, 2007      71,694     181,687

Guy S. King.....................       8,000           2.8            14.25     April 10, 2007      71,694     181,687

William R. Sumser...............       8,000           2.8            14.25     April 10, 2007      71,694     181,687

Kendall W. Wright...............       8,000           2.8            14.25     April 10, 2007      71,694     181,687

------------------------

(1) These options were granted under AirNet's 1996 Incentive Stock Plan. All of such options are fully vested. At the discretion of the Compensation Committee, such options may have stock-for-stock exercise and tax withholding features, which allow the holders, in lieu of paying cash for the exercise price and any tax withholding, to have AirNet commensurably reduce the number of AirNet Common Shares to which the holders would otherwise be entitled upon exercise of such options.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the AirNet Common Shares over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to options exercised between October 1, 1996 and December 31, 1997 and unexercised options held as of December 31, 1997 by each of the Named Executive Officers.

            AGGREGATED OPTION EXERCISES BETWEEN OCTOBER 1, 1996 AND
              DECEMBER 31, 1997 AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF                 NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                          SECURITIES                UNDERLYING OPTIONS AT      THE-MONEY OPTIONS AT FISCAL
                                          UNDERLYING                   FISCAL YEAR END                YEAR END (1)
                                           OPTIONS      VALUE    ---------------------------   ---------------------------
NAME                                      EXERCISED    REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------  ----------   --------  -----------   -------------   -----------   -------------
Gerald G. Mercer........................     --           --       60,000        --             $406,427       --
Eric P. Roy.............................     --           --       32,000        --              227,000       --
Donald D. Strench.......................     --           --       18,000        --              128,000       --
Glenn M. Miller.........................     --           --       23,000        --              163,000       --
Guy S. King.............................     --           --       23,000        --              163,000       --
William R. Sumser.......................     --           --       23,000        --              163,000       --
Kendall W. Wright.......................    23,000     $140,000     --           --               --           --

------------------------

(1) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of AirNet Common Shares on December 31, 1997 ($21.50) less the exercise price of in-the-money options at December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    PURCHASE OF AIRNET HEADQUARTERS

    In October 1997, AirNet purchased its corporate and operational headquarters at 3939 International Gateway in Columbus, Ohio for $4.1 million from Mr. Mercer, which represented fair market value as determined by an independent appraisal performed by Kohr Royer Griffith, Inc. In addition to the building, AirNet assumed Mr. Mercer's 25-year land lease with The Port Authority of Columbus ("Port Authority"), which expires on December 31, 2009. The complex has 80,000 square feet, of which AirNet utilizes approximately 73,000 square feet. The remainder is subleased to unrelated third parties. AirNet's headquarters is currently used for operations, aircraft maintenance, vehicle maintenance, general and administrative functions, and training. Prior to the purchase, AirNet leased the facility from Mr. Mercer and paid a base rent of $75,000 per month and made payments, on behalf of Mr. Mercer, to the Port Authority of approximately $9,500 per month for use of the land upon which the facility is located. AirNet paid rent of approximately $864,000 for the year ended December 31, 1997 and approximately $254,000 for the three months ended December 31, 1996 to Mr. Mercer. AirNet believes that the terms of the sublease were no less favorable to AirNet than those reasonably available from unrelated third parties for comparable space.

    FLOAT CONTROL, INC./CHEXS PARTNERSHIP

    On October 24, 1996, AirNet acquired Float Control, Inc. ("Float Control"), which was a company owned by certain executive officers of AirNet and other individuals and which owned an interest in The Check Exchange System Company (the "CHEXS Partnership"), in a merger transaction. As the result of such merger transaction, AirNet currently owns 19% of the CHEXS Partnership; Littlewood, Shain and Company, an unaffiliated third party, owns 15%; and affiliates of The Huntington National Bank own the remaining interests. The CHEXS Partnership operates a national net settlement switch utilized by members of the National Clearing House Association (the "NCHA"), which the CHEXS Partnership helped to found. The national net settlement switch operates as a clearinghouse for NCHA member banks, pursuant to which such banks are able to settle transactions with other NCHA members by utilizing the switch rather than having to maintain a separate account with each such member. Canceled bank checks which are settled through the NCHA typically are routed through AirNet's air transportation system.

    Pursuant to the merger transaction, Messrs. Mercer, Roy, Miller, King, Wright and Sumser, all of whom are executive officers of AirNet, received AirNet Common Shares having a fair market value at the time of the merger transaction of $1,424,994, $74,089, $176,690, $42,743, $42,743 and $19,949, respectively, in exchange for their shares of Float Control. In determining the value of the shares of Float Control, AirNet utilized an evaluation of the value of the CHEXS Partnership prepared by an unaffiliated third party evaluation firm. AirNet believes that the terms of the merger transaction were fair to AirNet and were no less favorable to AirNet than those reasonably available from unrelated third parties.

PERFORMANCE GRAPH

    The following line graph compares the percentage change in AirNet's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of AirNet Common Shares at the end and the beginning of the measurement period; by (ii) the price of AirNet Common Shares at the beginning of the measurement period) against the cumulative return of the Russell 2000 and of the NYSE Combined Transportation Index ("NYSE Transportation") for the period from May 30, 1996 to December 31, 1997. The AirNet Common Shares became registered under Section 12 of the Exchange Act on May 30, 1996. The comparison assumes $100 was invested on May 30, 1996 in AirNet Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      AIRNET SYSTEMS VS. RUSSELL 2000 VS. NYSE
                   TRANSPORTATION
Indexed Price Performance 5/30/96 - 12/31/97
                                                             ANS  Russell 2000   NYSE Transportation
May-96                                                    100.00        100.00                100.00
Jun-96                                                    114.29         96.19                 98.76
Sep-96                                                    101.79         96.13                 98.19
Dec-97                                                    105.36        100.63                105.50
Mar-97                                                    114.29         95.07                107.33
Jun-97                                                    116.96        110.00                124.19
Sep-97                                                    172.32        125.94                137.70
Dec-97                                                    153.57        121.28                139.63

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN AIRNET'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ABOVE UNDER "--PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation Committee of the Board of Directors of AirNet (the "Committee") is comprised of three outside directors, none of whom is or was formerly an officer of AirNet. During the 1997 fiscal year, none of AirNet's executive officers served on the board of any entity of which a Committee member was an executive officer or on the compensation committee of any entity of which any director of AirNet was an executive officer. The Committee has retained outside legal counsel.

    ROLE OF THE COMPENSATION COMMITTEE

    Prior to AirNet's initial public offering (the "Offering"), which was consummated on June 5, 1996, AirNet had no Compensation Committee, and decisions concerning compensation of executive officers of AirNet were made by AirNet's Chief Executive Officer. Following the Offering, the Committee undertook the oversight responsibility for AirNet's executive compensation program.

    In general, AirNet's compensation program for executive officers consists of three main elements: a base salary, a discretionary bonus and periodic grants of stock options. The Committee believes that it is important to pay competitive salaries but also to make a high proportion of the executive officers' total compensation at risk in order to cause the executive officers to focus on both the short-term and the long-term interests of AirNet's shareholders. Therefore, the bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to company performance) and stock option grants (which directly tie the executive officer's long-term remuneration to stock price appreciation realized by AirNet's shareholders) are important components of the overall compensation package.

    In March 1998, the Committee retained Plante & Moran to perform a comprehensive review of AirNet's compensation policy. The Committee has received Plante & Moran's report and will consider Plante & Moran's recommendations with respect to compensation for the 1998 fiscal year. However, the Committee has not taken any actions with respect to such report.

    BASE SALARY

    Base salary is reviewed annually and may be adjusted on individual performance, business unit performance and industry analysis and comparisons. To date, the Committee has not utilized compensation consultants, but it may do so in future years to assist the Committee with respect to industry analysis and comparisons. With respect to the 1997 fiscal year, no specific weight was assigned to any of the factors mentioned above in determining 1997 base salaries for the Chief Executive Officer and the other executive officers.

    Prior to AirNet's Offering, AirNet had elected to be treated as an S Corporation under subchapter S of the Code for federal tax purposes and comparable state tax laws. As a result of the S Corporation election, AirNet's pre-existing shareholders were taxed directly on AirNet's income, whether or not such income was distributed, and AirNet was not subject to federal income tax at the corporate level. As a result of the S Corporation status, AirNet's executive officers, and particularly Mr. Mercer, received significant cash distributions in addition to sizable salaries and bonuses, as reflected in the Summary Compensation Table for the 1995 fiscal year.

    In connection with AirNet's Offering, which occurred with only four months remaining in AirNet's 1996 fiscal year, AirNet's compensation arrangements with its executive officers were restructured to reduce the amount of cash compensation, particularly with respect to Mr. Mercer. In addition, AirNet's

S Corporation status terminated in connection with the Offering, and the income distributions to the pre-existing shareholders therefore also ceased. Mr. Mercer, as AirNet's Chief Executive Officer, recommended the base salaries for the executive officers for the remainder of the 1996 fiscal year, including a reduction of more than 50% for himself, at the time of the Offering, and the Committee accepted Mr. Mercer's recommendation

    BONUS PLAN

    Bonuses are awarded at the discretion of the Committee. Mr. Strench was the only executive officer of AirNet who received a bonus with respect to the 1997 fiscal year. In awarding Mr. Strench's bonus, the Committee focused upon the fact that AirNet consummated three acquisitions during the 1997 fiscal year and the significant role Mr. Strench played in negotiating and completing those acquisitions.

    STOCK OPTIONS

    The purpose of AirNet's 1996 Incentive Stock Plan is to attract and retain key personnel and directors of AirNet and to enhance their interest in AirNet's continued success. The maximum number of AirNet Common Shares with respect to which awards may be granted under the 1996 Incentive Stock Plan is 1,150,000, and the maximum number with respect to which any of the Named Executive Officers may receive options in any one year is 50,000. The Board is proposing that the AirNet shareholders approve the amendment and restatement of the 1996 Incentive Stock Plan which would increase the number of AirNet Common Shares available thereunder to 1,650,000 and increase the maximum number with respect to which any Named Executive Officer may receive options in any one year to 200,000.

    During 1997, AirNet granted stock options to each of its officers, the details of which are provided in "EXECUTIVE COMPENSATION--Grant of Options." These grants were based upon subjective analyses of each such key employee's function, salary, length of service, performance and value to AirNet, as well as the recommendations of AirNet's Chief Executive Officer, with no specific weighting given to any of such factors. With respect to Mr. Mercer and the other executive officers who were employed by AirNet prior to the Offering and who, for the most part, took significant reductions in the cash portion of their compensation package as a result of the restructuring in connection with the Offering, the Committee believed that it was important to keep such executives incentivized to continue their performance on behalf of AirNet and its shareholders.

    SECTION 162(m) COMPLIANCE

    Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. AirNet intends to satisfy the requirements of Section 162(m) should the need arise.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF AIRNET:

                                          TONY C. CANONIE, JR., CHAIRMAN
                                          ROGER D. BLACKWELL
                                          J.F. KEELER, JR.

                                 PROPOSAL NO. 2
                       PROPOSAL TO AMEND AND RESTATE THE
                 AIRNET SYSTEMS, INC. 1996 INCENTIVE STOCK PLAN

    The AirNet Systems, Inc. 1996 Incentive Stock Plan (the "Incentive Stock Plan") was established for the purpose of attracting and retaining key personnel, including consultants and advisors to and directors of AirNet, and to enhance their interest in AirNet's continued success and to allow all AirNet associates an opportunity to have an ownership interest in AirNet.

    The Incentive Stock Plan provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"), restricted stock and performance shares (individually, an "Award" or, collectively, "Awards"). In addition, the Incentive Stock Plan provides for the purchase of AirNet Common Shares through payroll deduction by all associates of AirNet who have satisfied certain eligibility requirements.

    The number of AirNet Common Shares currently authorized for issuance under the Incentive Stock Plan is 1,150,000, subject to adjustment to reflect certain corporate events, including stock splits and similar transactions. As of July 3, 1998 (the Record Date for the Annual Meeting), options covering an aggregate of 242,225 AirNet Common Shares had been exercised; options covering an aggregate of 626,425 AirNet Common Shares were outstanding; 250,000 AirNet Common Shares had been reserved for the Associate Stock Purchase Program under the Incentive Stock Plan; and a total of 31,350 AirNet Common Shares were available for future grants of Awards. The number of AirNet Common Shares available for the grant of new Awards under the Incentive Stock Plan is not sufficient to enable AirNet to make the Awards which AirNet expects to make over the next several years. The Board also believes that AirNet should have the flexibility to grant Awards to meet competitive conditions and the particular circumstances of the key personnel who may be eligible to receive Awards. For these reasons, the Board is recommending the amendment of the Incentive Stock Plan to make an additional 500,000 AirNet Common Shares available thereunder. The Board is also recommending certain amendments to the provisions of the Incentive Stock Plan addressing the automatic grant of options to Non-Employee Directors and the maximum number of AirNet Common Shares for which certain individuals may receive options over a one-year period.

DESCRIPTION OF AMENDMENTS

    The Board of Directors of AirNet has adopted, effective upon shareholder approval at the Annual Meeting, the following amendments to the Incentive Stock Plan (the "Amendments"):

    1. The Incentive Stock Plan has been amended, subject to shareholder approval, to increase the number of AirNet Common Shares which may be issued thereunder from 1,150,000 to 1,650,000 AirNet Common Shares.

    2. The Incentive Stock Plan has been amended, subject to shareholder approval, to increase the number of AirNet Common Shares for which certain individuals (the Chief Executive Officer and the four other highest paid officers) may receive options (ISOs and NQSOs) over a one-year period from 50,000 to 200,000.

    3. The Incentive Stock Plan has been amended, subject to shareholder approval, to replace the annual grant to Non-Employee Directors of an option covering 2,000 AirNet Common Shares with a one-time grant of an option covering 20,000 AirNet Common Shares. Such option will vest in five equal annual installments beginning on the date of grant, with such vesting being accelerated upon the occurrence of certain events described in the Incentive Stock Plan.

    The Amendments are discussed in greater detail below.

OPERATION OF THE INCENTIVE STOCK PLAN

    There follows a summary of the Incentive Stock Plan, as proposed to be amended and restated. This summary is qualified in its entirety by reference to the copy of the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan attached hereto as Appendix I.

AIRNET COMMON SHARES AVAILABLE UNDER THE INCENTIVE STOCK PLAN

    If the Amendments are approved, the aggregate number of AirNet Common Shares for which Awards may be made under the Incentive Stock Plan will increase from 1,150,000 to 1,650,000 AirNet Common Shares. The AirNet Common Shares covered by the Incentive Stock Plan will be made available from the authorized but unissued AirNet Common Shares or from AirNet Common Shares held in treasury. If there is a forfeiture, termination or cancellation of any Award without the issuance of AirNet Common Shares, the AirNet Common Shares subject to such Award will be available for future grants. The Incentive Stock Plan contains customary provisions with respect to adjustments for stock splits and similar transactions and the rights of participants upon mergers and other business combinations.

ADMINISTRATION OF THE INCENTIVE STOCK PLAN

    The Incentive Stock Plan is administered by the Compensation Committee of the AirNet Board of Directors (the "Committee"). The Committee has the discretion to select from among eligible associates those to whom Awards will be granted and determine the terms and conditions applicable to each Award. With respect to all non-executive officers (I.E., associates who are not subject to the provisions of Section 16 of the Exchange Act), AirNet's Chief Executive Officer may make recommendations to the Committee. The Committee also has the sole and complete authority to interpret the provisions of the Incentive Stock Plan. The Committee's decisions will be binding on AirNet and participants in the Incentive Stock Plan.

ELIGIBILITY

    Key associates of, and consultants and advisors to, AirNet and its subsidiaries who can make substantial contributions to the successful performance of AirNet and its subsidiaries are eligible to be granted Awards under the Incentive Stock Plan. As described in "EXECUTIVE COMPENSATION-Report of the Compensation Committee on Executive Compensation," the grant of options under the Incentive Stock Plan is a significant element of AirNet's executive compensation program. The following table sets forth the number and average exercise price of options granted under the Incentive Stock Plan to: (i) each of the Named Executive Officers; (ii) all current executive officers of AirNet as a group; (iii) each of the directors of AirNet; (iv) all current directors of AirNet who are not executive officers of AirNet as a group; and (v) all associates of AirNet and its subsidiaries, including all current officers of AirNet and its subsidiaries who are not executive officers of AirNet, as a group. No other Awards have been made under the Incentive Stock Plan. No options have been granted to associates of any of the directors or executive officers and, other than the persons identified in the following table, no person has received 5% or more of the options granted under the Incentive Stock Plan.

                                                                                  OPTIONS GRANTED UNDER INCENTIVE
                                                                                             STOCK PLAN
                                                                                  --------------------------------
                                                                                               AVERAGE EXERCISE
NAME OR GROUP                                                                      NUMBER            PRICE
--------------------------------------------------------------------------------  ---------  ---------------------
Gerald G. Mercer................................................................    110,000        $   18.37
Eric P. Roy.....................................................................     82,000            19.38
Donald D. Strench...............................................................     18,000            14.39
Glenn M. Miller.................................................................     23,000            14.41
Guy S. King.....................................................................     23,000            14.41
Kendall W. Wright...............................................................     23,000            14.41
William R. Sumser...............................................................     23,000            14.41
Jeffrey B. Harris...............................................................     15,000            14.42
All current executive officers of AirNet as a group.............................    317,000            14.50
Roger D. Blackwell..............................................................      2,000            14.75
Tony C. Canonie, Jr.............................................................      2,000            14.75
Russell M. Gertmenian...........................................................      2,000            14.75
J. F. Keller, Jr................................................................      2,000            14.75
All current directors of AirNet who are not executive officers of AirNet as a
  group.........................................................................      8,000            14.75
All associates of AirNet and its subsidiaries (including all current officers of
  AirNet and its subsidiaries who are not executive officers of AirNet) as a
  group.........................................................................    589,850            14.15

------------------------

    It is estimated that approximately 820 associates of AirNet and its subsidiaries are currently eligible to participate in the Incentive Stock Plan (including the Named Executive Officers). However, no determination has been made as to the individual identity of the persons to whom future Awards may be granted or the number of AirNet Common Shares which may be allocated to any specific person or persons, other than with respect to the NQSOs which are to be automatically granted to the Non-Employee Directors (i.e., Messrs. Blackwell, Canonie, Gertmenian and Keeler) under the circumstances described in "--Terms of Awards--Director Options." It is anticipated that the Committee's determination of which eligible associates will be granted Awards in the future and terms thereof will be based on each individual's present and potential contribution to the success of AirNet and its subsidiaries.

    If the proposal to amend and restate the Incentive Stock Plan is approved, the maximum number of AirNet Common Shares for which certain individuals (the Chief Executive Officer and the four other highest paid officers) may receive options (ISOs and NQSOs) will be limited to 200,000 AirNet Common Shares over a one-year period. Currently, such maximum number is 50,000.

DURATION

    No Award under the Incentive Stock Plan may be granted after May 1, 2006.

TERMS OF AWARDS

    OPTIONS

    The Committee may grant NQSOs to associates, advisors and consultants but may grant ISOs only to associates. The Committee has discretion to fix the exercise price of such options, which, in the case of an ISO, may not be less than the fair market value of the AirNet Common Shares on the date of grant. The fair market value of the AirNet Common Shares on July 2, 1998 was $16 11/16. In the case of an ISO granted to a 10% shareholder of AirNet, the exercise price may not be less than 110% of the fair market value of the AirNet Common Shares on the date of grant. The Committee also has broad discretion as to the terms and conditions under which such options will be exercisable. ISOs expire not later than ten years after the date on which they are granted (or five years in the case of an ISO granted to a 10% shareholder of the Company). The exercise price of the options may be satisfied in cash or, in the discretion of the Committee, by exchanging AirNet Common Shares owned by the option holder, or by a combination of cash and AirNet Common Shares.

    DIRECTOR OPTIONS

    Each Non-Employee Director currently receives an annual grant of an NQSO to purchase 2,000 AirNet Common Shares at an exercise price equal to the fair market value of the AirNet Common Shares on the date of grant. If the proposal to amend and restate the Incentive Stock Plan is approved, each Non-Employee Director who is then serving on the Board will automatically be granted an NQSO to purchase 20,000 AirNet Common Shares effective on the date of the Annual Meeting and any individual who thereafter becomes a Non-Employee Director will automatically be granted an option to purchase 20,000 Common Shares effective on the date he is appointed or elected to the Board. In each case, the NQSO will vest in five equal annual installments beginning on the date of grant, with such vesting being accelerated if AirNet merges with another entity and is not the surviving entity, or in the event all or substantially all of AirNet's assets or stock is acquired by another entity. A director NQSO will be exercisable until the earlier of (i) the tenth anniversary of the date of grant and (ii) three months (one year in the case of a director who becomes disabled or dies) after the date the director ceases to be a director; provided, however, that if a director ceases to be a director after having been convicted of, or pled guilty to, a felony, the director NQSO will be canceled on the date the director ceases to be a director. The exercise price of the director NQSOs may be satisfied in cash or, in the discretion of the Committee, by exchanging AirNet Common Shares owned by the director, or by a combination of cash and AirNet Common Shares.

    RESTRICTED STOCK AWARDS

    An award of restricted stock is an award of AirNet Common Shares that is subject to such restrictions as the Committee deems appropriate, including forfeiture conditions and restrictions on transfer for a period specified by the Committee. Awards of restricted stock may be granted under the Incentive Stock Plan for or without consideration. Restrictions on restricted stock may lapse in installments based on factors selected by the Committee. The Committee, in its sole discretion, may waive or accelerate the lapsing of restrictions in whole or in part. Prior to the expiration of the restricted period, except as otherwise provided by the Committee, a participant who has been granted restricted stock will, from the date of grant, have the rights of a shareholder of the Company in respect of such AirNet Common Shares, including the right to vote such AirNet Common Shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the Incentive Stock Plan and in the instrument evidencing such Award. The shares of restricted stock will be held by AirNet, or by an escrow agent designated by AirNet, during the restricted period and may not be sold, assigned, transferred, pledged or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which restricted stock may be forfeited, as well as the other terms and conditions of such awards.

    PERFORMANCE SHARE AWARDS

    A performance share award is an award of a number of units that represent the right to receive a specified number of AirNet Common Shares or cash, or both, upon satisfaction of certain specified performance goals, subject to such terms and conditions as the Committee determines. Performance share awards will be earned to the extent such performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee has discretion to determine the value of each performance share award, to adjust the performance goals as it deems equitable to reflect events affecting AirNet or changes in law or accounting principles or other factors, and to determine the extent to which performance share awards that are earned may be paid in the form of cash, AirNet Common Shares or a combination of both.

    ASSOCIATE STOCK PURCHASE PROGRAM

    All associates of AirNet who have at least one year of service with AirNet are given the opportunity to purchase AirNet Common Shares under the Incentive Stock Plan through the Associate Stock Purchase Program. Pursuant to this payroll deduction program, associates are able to purchase AirNet Common Shares during four quarterly offering periods each year at a price equal to the lesser of 85% of fair market value on the first business day of each offering period and 85% of fair market value on the last business day of each offering period. Certain restrictions contained in Section 423 of the Code apply to this payroll deduction program, including a limitation on the maximum value of AirNet Common Shares that may be purchased by an individual associate in any calendar year. Upon purchase of AirNet Common Shares through payroll deduction, AirNet will issue share certificates to the participating associates. As of July 3, 1998 (the Record Date for the Annual Meeting), 14,790 of the 250,000 AirNet Common Shares reserved for issuance under the Associate Stock Purchase Program had been purchased.

    GENERAL

    The Committee has broad discretion as to the specific terms and conditions of each Award and any rules applicable thereto, including the effect, if any, of a change in control of AirNet. The terms of each Award are to be evidenced by a written instrument delivered to the participant. The AirNet Common Shares issued under the Incentive Stock Plan are subject to applicable tax withholding by AirNet which, to the extent permitted under Rule 16b-3 under the Exchange Act, may be satisfied by the withholding of AirNet Common Shares issuable under the Incentive Stock Plan. Any Awards granted under the Incentive Stock Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

AMENDMENTS AND TERMINATION

    The Incentive Stock Plan may be amended or terminated at any time by the Board of Directors; provided, however, that no such amendment or termination may adversely affect a grantee's or an option holder's rights under any Award previously granted under the Incentive Stock Plan, except with the consent of such grantee or option holder. In addition, no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval that is required as a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply.

FEDERAL INCOME TAX MATTERS

    Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of ISOs, NQSOs, restricted stock and performance share awards made under the Incentive Stock Plan and participation in the Associate Stock Purchase Program are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon federal income tax laws as in effect on the date hereof.

    ISOS

    An option holder who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of the ISO, the difference between the fair market value of the AirNet Common Shares received and the exercise price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the AirNet Common Shares, generally only the difference between the fair market value of the AirNet Common

Shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

    Upon disposition of AirNet Common Shares acquired upon the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the option holder disposes of the AirNet Common Shares within two years of the date of grant or within one year from the date of the issuance of the AirNet Common Shares to the option holder (a "Disqualifying Disposition"), then the option holder will recognize ordinary income, as opposed to capital gain, at the time of the disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the AirNet Common Shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the AirNet Common Shares have been held.

    AirNet is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of AirNet Common Shares acquired pursuant to such exercise, except to the extent that the option holder recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

    If the holder of an ISO pays the exercise price, in whole or in part, with already-owned AirNet Common Shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the option holder upon delivering already-owned AirNet Common Shares for payment of the exercise price. The AirNet Common Shares received by the option holder, equal in number to the already-owned AirNet Common Shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the already-owned AirNet Common Shares. The option holder, however, will not be able to use the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. AirNet Common Shares received by the option holder in excess of the number of already-owned Common Shares will have a basis of zero and a holding period which commences as of the date the AirNet Common Shares are issued to the option holder upon exercise of the ISO. If the exercise of an ISO is effected using AirNet Common Shares previously acquired through the exercise of an ISO, the exchange of the already-owned AirNet Common Shares will be considered a disposition of such Common Shares for the purpose of determining whether a Disqualifying Disposition has occurred.

    NQSOS

    An option holder receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the option holder must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the AirNet Common Shares on the date of exercise and the exercise price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an option holder will be deductible by AirNet in the year that the option holder recognizes the income if AirNet complies with the applicable withholding requirements.

    If the sale of the AirNet Common Shares could subject the option holder to liability under Section 16(b) of the Exchange Act, the option holder generally will recognize ordinary income only on the date that the option holder is no longer subject to such liability in an amount equal to the fair market value of the AirNet Common Shares on such date less the exercise price. Nevertheless, the option holder may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

    AirNet Common Shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the AirNet Common Shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the AirNet Common Shares, the option holder will recognize long-term capital gain or loss if the option holder has held the AirNet Common Shares for more than 18 months prior to disposition, mid-term capital gain or loss if the option holder has held the AirNet Common Shares for at least one year but less than 18 months, or short-term capital gain or loss if the option holder has held the AirNet Common Shares for one year or less.

    If the holder of an NQSO pays the exercise price, in whole or in part, with already-owned AirNet Common Shares, the option holder will recognize ordinary income in the amount by which the fair market value of the AirNet Common Shares received exceeds the exercise price. The option holder will not recognize gain or loss upon delivering such already-owned AirNet Common Shares to AirNet. AirNet Common Shares received by an option holder, equal in number to the already-owned AirNet Common Shares exchanged therefor, will have the same basis and holding period as such already-owned AirNet Common Shares. AirNet Common Shares received by an option holder in excess of the number of such already-owned AirNet Common Shares will have a basis equal to the fair market value of such additional AirNet Common Shares as of the date ordinary income is recognized. The holding period for such additional AirNet Common Shares will commence as of the date of exercise or such other relevant date.

    RESTRICTED STOCK AWARD

    An associate who is granted a restricted stock award will not be taxed upon the acquisition of such AirNet Common Shares so long as the interest in such AirNet Common Shares is subject to a substantial risk of forfeiture. Upon lapse or release of the restrictions, the associate will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the AirNet Common Shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the AirNet Common Shares. AirNet will be entitled to a corresponding deduction. The basis of restricted stock held after lapse or termination of restrictions will be equal to its fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be a long-term, mid-term or short-term capital gain or loss, depending upon the length of time the AirNet Common Shares are held.

    An associate who is granted a restricted stock award may elect, within 30 days of such grant, under Section 83(b) of the Code to be taxed at ordinary income tax rates on the full fair market value of the restricted stock at the time of issuance (less any consideration paid). The basis of the AirNet Common Shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or termination of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

    PERFORMANCE SHARE AWARDS

    The grant of a performance share award will not result in income for the grantee or in a deduction for AirNet. Upon the receipt of AirNet Common Shares or cash under a performance share award, the grantee will recognize ordinary income and AirNet will be entitled to a deduction measured by the fair market value of the AirNet Common Shares plus any cash received. Income tax withholding will be required.

    ASSOCIATE STOCK PURCHASE PROGRAM

    The Associate Stock Purchase Program is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Generally, participants will recognize taxable income only on the disposition of AirNet Common Shares purchased under the Program. Any participant who disposes of AirNet Common Shares purchased under the Program will recognize ordinary income in the year of such disposition in an amount equal to the lesser of (i) the excess of the fair market value of the AirNet

Common Shares at disposition over the purchase price of the AirNet Common Shares; or (ii) the excess of the fair market value of the AirNet Common Shares at the time the right to purchase was granted over the purchase price. Any remaining gain will be taxed as a capital gain in the year of disposition. If, however, the sales price is less than the purchase price paid by the participant, the participant will recognize a capital loss. If the participant has held the AirNet Common Shares acquired upon exercise of the right to purchase less than one year, the capital gain or loss will be short-term; if the participant has held such AirNet Common Shares for at least one year but less than 18 months, the capital gain or loss will be mid-term; and if the participant has held such AirNet Common Shares for at least 18 months, the capital gain or loss will be long-term. Generally, in the event of a disposition of AirNet Common Shares by a participant, the amount of ordinary income attributable to the participant because of such disposition is deductible by AirNet as an employer business deduction in the year of disposition.

    OTHER MATTERS

    The Incentive Stock Plan is intended to comply with Section 162(m) of the Code with respect to options granted thereunder. Section 162(m) of the Code prohibits a publicly-held corporation, such as AirNet, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to performance-based compensation. The Internal Revenue Service has issued regulations under Section 162(m) setting forth a number of provisions which compensatory plans must contain for the compensation paid thereunder to qualify as "performance-based" for purposes of
Section 162(m). AirNet is seeking shareholder approval of the Incentive Stock Plan as amended and restated in a good faith effort to qualify compensation received thereunder, in respect of options, as "performance-based" for purposes of Section 162(m).

RECOMMENDATION AND VOTE

    The Board of Directors of AirNet unanimously recommends that the shareholders vote for the proposal to approve the amendment and restatement of the Incentive Stock Plan. Unless otherwise directed, the persons named in the enclosed proxy will vote the AirNet Common Shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposal to approve the amendment and restatement of the Incentive Stock Plan.

    Shareholder approval of the proposed amendment and restatement of the Incentive Stock Plan will require the affirmative vote of the holders of a majority of the AirNet Common Shares, present in person or by proxy, and entitled to vote on the proposal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Ownership of and transactions in the AirNet Common Shares by executive officers, directors and persons who own more than 10% of the AirNet Common Shares are required to be reported to the Commission pursuant to Section 16 of the Exchange Act. Based solely on a review of the copies of reports furnished to AirNet and representations of certain executive officers and directors, AirNet believes that during the fiscal year ended December 31, 1997, its officers, directors and greater than 10% beneficial owners complied with such filing requirements.

                              INDEPENDENT AUDITORS

    AirNet engaged Ernst & Young LLP as its independent auditors to audit its consolidated financial statements for the 1997 fiscal year. Ernst & Young LLP, a certified public accounting firm, has served as AirNet's independent auditors since 1989. AirNet's Audit Committee will make its selection of AirNet's independent auditors for the 1998 fiscal year at its next meeting, which will be held after the Annual Meeting.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    AirNet shareholders seeking to bring business before the 1999 Annual Meeting of Shareholders, or to nominate candidates for election as directors at such Annual Meeting of Shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of AirNet not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the 1999 Annual Meeting is given or made to the shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the 1999 Annual Meeting was mailed or such public disclosure was made. The AirNet Code of Regulations specify certain requirements for a shareholder's notice to be in proper written form. The foregoing requirements will not, however, prevent any shareholder from submitting a shareholder proposal in compliance with Rule 14a-8 of the Exchange Act. Pursuant to Rule 14a-8, proposals by shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be in the form specified in that Rule and received by the Secretary of AirNet no later than March 15, 1999, to be included in AirNet's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to AirNet Systems, Inc., 3939 International Gateway, Columbus, Ohio 43219, Attention: Secretary.

                                 OTHER BUSINESS

    The Board of Directors is aware of no other matter that will be presented for action at the 1998 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

    On March 30, 1998, AirNet's 1997 Annual Report to Shareholders containing audited financial statements for the fiscal year ended December 31, 1997 was mailed to all shareholders of record on March 9, 1998. A copy of such Annual Report to Shareholders is being mailed herewith to all persons who were shareholders of record on the Record Date but were not shareholders on March 9, 1998.

    The form of proxy and the Proxy Statement have been approved by the Board of Directors of AirNet and are being mailed and delivered to shareholders by its authority.

                                                                      APPENDIX I

                              AIRNET SYSTEMS, INC.
                              AMENDED AND RESTATED
                           1996 INCENTIVE STOCK PLAN

    SECTION 1. PURPOSES. The purposes of the Amended and Restated AirNet Systems, Inc. 1996 Incentive Stock Plan are to promote the interests of AirNet Systems, Inc. and its shareholders by (a) attracting and retaining exceptional executive personnel and other key employees of, and advisors and consultants to, and directors of the Company and its Subsidiaries; (b) motivating such employees, advisors and consultants and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and
(c) providing all long-term employees of the Company and its Subsidiaries with the opportunity to participate in the long-term growth and financial success of the Company.

    SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    "Award" shall mean any Option, Restricted Stock Award or Performance Award but shall not include any Director Option, any Right to Purchase or any Share issued pursuant to Section 10 of this Plan.

    "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award which may, but need not, be executed or acknowledged by a Participant.

    "Board" shall mean the Board of Directors of the Company.

    "Cash Account" shall mean an account established for each Participant to which amounts withheld through payroll deductions shall be credited to purchase Shares under the provisions of Section 10.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" shall mean a committee of the Board designated by the Board to administer the Plan which shall satisfy the requirements contained in Section 1.162-27(c)(4) of the Final Regulations. The Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3, each of whom shall be (a) a person from time to time permitted by the rules promulgated under Section 16 of the Exchange Act in order for grants of Awards to be exempt transactions under said Section 16; and (b) receiving remuneration in no other capacity than as a director, except as permitted under
Section 1.162-27(e)(3) of the Final Regulations.

    "Company" shall mean AirNet Systems, Inc., together with any successor thereto.

    "Covered Employee" shall mean any individual who, on the last day of the Company's taxable year, is

        (a) the chief executive officer of the Company or is acting in such capacity; or

        (b) among the four highest compensated officers (other than the chief executive officer).

    For this purpose, whether an individual is the chief executive officer or one of the four highest compensated officers of the Company shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

    "Director Option" shall mean a Non-Qualified Stock Option granted to each Eligible Director pursuant to Section 6(e) without any action by the Board or the Committee.

    "Effective Date" shall mean the date on which the Plan is approved by the shareholders of the Company.

    "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee of the Company or a Subsidiary or a person who was a member of the Board on May 1, 1996.

    "Employee" shall mean (a) an employee of the Company or of any Subsidiary; and (b) except with respect to an Incentive Stock Option, a Right to Purchase and the issuance of Shares under Section 10, an advisor or consultant to the Company or to any Subsidiary.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Fair Market Value" shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion, provided that the fair market value of Shares shall be determined by reference to the most recent closing price quotation or, if none, the average of the bid and asked prices, as reported as of the most recent available date with respect to the sale of Shares on any quotation system approved by the National Association of Securities Dealers then reporting sales of Shares or on any national securities exchange on which the Shares are then listed.

    "Final Regulations" shall mean the final regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code.

    "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

    "Offering" shall mean an opportunity provided by the Committee to purchase Shares under the provisions of Section 10. Offerings may be consecutive or concurrent, as determined by the Committee. The Committee shall designate the maximum number of Shares that may be purchased under each Offering. Shares not sold under one Offering may be offered again in any subsequent Offering.

    "Offering Effective Date" shall mean the first business day of the month designated by the Committee as the start of the Offering Period applicable to an Offering.

    "Offering Period" shall mean the duration of an Offering, as designated by the Committee. The Offering Period for any Offering shall not exceed 12 months.

    "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

    "Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan. In addition, for purposes of Section 10, the term "Participant" shall include any Employee who has satisfied the requirements of such section to acquire Shares under the Plan.

    "Performance Award" shall mean any right granted under Section 8 of the Plan.

    "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

    "Plan" shall mean the AirNet Systems, Inc. Amended and Restated 1996 Incentive Stock Plan.

    "Restricted Stock" shall mean any Share granted under Section 7 of the Plan.

    "Right to Purchase" shall mean an option to purchase Shares granted to a Participant who elects to participate in an Offering under the provisions of
Section 10. A Right to Purchase granted for an Offering shall terminate following the close of business on the Right to Purchase Date for that Offering to the extent that such Right to Purchase is not exercised on such Right to Purchase Date.

    "Right to Purchase Date" shall mean the last business day of an Offering Period to purchase Shares under the provisions of Section 10.

    "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

    "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

    "Shares" shall mean the Common Shares, $0.01 par value, of the Company or such other securities of the Company as may be designated by the Committee from time to time.

    "Share Account" shall mean an account established for each Participant who exercises a Right to Purchase under Section 10. A Participant's Share Account will be credited with the number of Shares purchased on each Right to Purchase Date and debited for the number of Shares withdrawn by the Participant after such date.

    "Subsidiary" shall mean any corporation which, on the date of determination, qualified as a subsidiary corporation of the Corporation under Section 424(f) of the Code.

    "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

    "Ten Percent Shareholder" shall mean any shareholder who, at the time an Incentive Stock Option is granted to such shareholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary.

    "Year of Service" shall mean each 12 consecutive month period, beginning on an Employee's date of hire with the Company or a Subsidiary (and anniversaries of such date), during which an Employee is employed by the Company or a Subsidiary. For this purpose, all service with the Company or a Subsidiary prior to May 1, 1996 shall be included. Further, periods of service with the Company or a Subsidiary which are interrupted by a termination of employment (not including any authorized leave of absence) of more than two months shall not be aggregated.

    SECTION 3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award or Director Option; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award or Director Option made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

    (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Director Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award or Director Option, any shareholder and any Employee.

    SECTION 4.  SHARES AVAILABLE FOR THE PLAN.

    (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares available for issuance under the Plan shall be 1,650,000. If any Shares covered by an Award or Director Option granted under the Plan, or to which such an Award or Director Option relates, or any Shares issued under
Section 10, are forfeited, or if an Award or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares which may be issued under this Plan, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares available for issuance, to the extent permissible under Rule 16b-3. In the event that any Option, Director Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available under the Plan shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

    (b) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be issued under the Plan; (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; (iii) the number of Shares or other securities of the Company (or number and kind of other securities or property) and the purchase price per Share subject to purchase under Section 10 hereof; and (iv) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended. If, pursuant to the preceding sentence, an adjustment is made to outstanding Options held by Participants, a corresponding adjustment shall be made to outstanding Director Options and if, pursuant to the preceding sentence, an adjustment is made to the number of Shares authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of Shares subject to each Director Option thereafter granted pursuant to Section 6(e).

    (c) SOURCES OF SHARES. Any Shares issued pursuant to the terms of this Plan may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

    SECTION 5. ELIGIBILITY FOR AWARDS AND DIRECTOR OPTIONS. Any Employee, including any officer or employee-director of the Company or any Subsidiary, who is not a member of the Committee, shall be eligible to be designated a Participant for purposes of receiving an Award under the Plan. Each Eligible Director shall receive nondiscretionary Director Options in accordance with
Section 6(e) hereof.

    SECTION 6.  OPTIONS AND DIRECTOR OPTIONS.

    (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Qualified Stock Options or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of Shares for which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

    (b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Substitute Awards, shall not be less than 100% of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Shareholder, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

    (c) EXERCISE. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, in the case of an Incentive Stock Option, a Participant may not exercise such Incentive Stock Option after (i) the date which is ten years (five years in the case of a Participant who is a Ten Percent Shareholder) after the date on which such Incentive Stock Option is granted; or (ii) the date which is three months (twelve months in the case of a Participant who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date on which he ceases to be an Employee of the Company or a Subsidiary. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. The Committee shall have the right to accelerate the exercisability of any Option or outstanding Option in its discretion.

    (d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest) or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

    (e) DIRECTOR OPTIONS. On March 7, 1997, each individual then serving as an Eligible Director was granted an immediately exercisable Director Option to purchase 2,000 Shares at an exercise price per Share equal to the Fair Market Value on the date of grant. Notwithstanding anything else contained herein to the contrary, each individual who is an Eligible Director on the Effective Date shall be granted a Director Option to purchase 20,000 Shares effective on the Effective Date. Any individual who is a newly-elected or appointed Eligible Director after the Effective Date shall be granted a Director Option to purchase 20,000 Shares effective on the date of his appointment or election to the Board. Each Director Option granted effective on or after the Effective Date shall be granted at an exercise price per Share equal to the Fair Market Value on the date of grant. Each Director Option shall vest and become exercisable as follows: (i) with respect to 20% of the Shares covered thereby on the grant date; and (ii) with respect to an additional 20% of the Shares covered thereby on each of the first, second, third and fourth anniversaries of such grant date. Once vested and exercisable, a Director Option shall remain exercisable until the earlier to occur of the following two dates: (i) the tenth anniversary of the date of grant of such Director Option; or (ii) three months (twelve months in the case of an Eligible Director who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Option shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d). In the event the Company merges with another entity and the Company is not the surviving entity, or in the event all or substantially all of the Company's assets or stock is acquired by another entity, each Director Option shall immediately vest and become exercisable.

    SECTION 7.  RESTRICTED STOCK.

    (a) GRANT. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock will vest and no longer be subject to forfeiture to the Company and the other terms and conditions of such Awards. The Committee shall have the right to accelerate the vesting of any Restricted Stock or outstanding Restricted Stock in its discretion.

    (b) TRANSFER RESTRICTIONS. Until the lapse of applicable restrictions, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

    (c) PAYMENT OF DIVIDENDS. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

    SECTION 8.  PERFORMANCE AWARDS.

    (a) GRANT. The Committee shall have sole and complete authority to determine the Employees who shall receive a Performance Award denominated in cash or Shares; (i) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish; and (ii) payable at such time and in such form as the Committee shall determine.

    (b) TERMS AND CONDITIONS. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

    (c) PAYMENT OF PERFORMANCE AWARDS. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

    SECTION 9.  CODE SECTION 162(M) LIMITATIONS.

    (a) GENERAL LIMITATIONS. Any Awards issued under this Plan to Covered Employees must satisfy the requirements of this Section 9.

    (b) REQUIREMENTS FOR ALL AWARDS. Any Award issued to a Covered Employee shall constitute qualified performance-based compensation. For this purpose, an Award shall constitute qualified performance-based compensation to the extent that:

        (i) it is granted by the Committee on account of the attainment of one or more preestablished, objective performance goals established by the Committee, in accordance with the provisions of Section 1.162-27(e)(2) of the Final Regulations;

       (ii) the material terms of the performance goal under which the Award is issued are disclosed to and subsequently approved by the shareholders of the Company, in accordance with the provisions of Section 1.162-27(e)(4) of the Final Regulations; and

       (iii) the Committee certifies, in writing, prior to the payment of any compensation under the Award, that the performance goals and any other material terms were in fact satisfied.

    (c) SPECIAL RULES FOR OPTIONS. The grant of an Option to a Covered Employee under the Plan shall satisfy the requirements of Section 9(b)(i) above to the extent that the following requirements are satisfied:

        (i) subject to the provisions of Section 4(b), no Covered Employee shall receive Options for more than 200,000 Shares over any one-year period. For this purpose, to the extent that any Option is canceled (as described in Section 1.162-27(e)(2)(vi)(B) of the Final Regulations), such canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to a Covered Employee under the Plan; and

        (ii) under the terms of the Option, the amount of compensation that the Covered Employee may receive is based solely on an increase in the value of the Shares after the grant of the Option, unless the grant of such Option is contingent upon the attainment of a performance goal that otherwise satisfies the requirements of Section 9(b)(i) above.

    SECTION 10.  STOCK PURCHASE PLAN.

    (a) ELIGIBILITY. Each Employee who has at least one Year of Service on an Offering Effective Date shall be eligible to participate in the Offering which is applicable to such Offering Effective Date. Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny partici-pation in any Offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof). Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any Participant to be granted a Right to Purchase:

        (i) if, immediately after such Right to Purchase is granted, such Participant would own, and/or hold outstanding options or rights to purchase, shares of the Company or of any Subsidiary, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or such Subsidiary; or

        (ii) which permits a Participant's rights to purchase Shares under all employee stock purchase plans of the Company and of its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of Fair Market Value of Shares (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding at any time.

    For purposes of clause (a)(i) above, the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of each Participant. For purposes of clause (a)(ii) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether a Participant's Rights to Purchase and other rights are permitted to accrue at a rate in excess of the permitted rate.

    (b) PURCHASE PRICE. The purchase price for a Share under each Offering shall be determined by the Committee prior to the Offering Effective Date and shall be stated as a percentage of the Fair Market Value of a Share on either the Right to Purchase Date or the Offering Effective Date, whichever is the lesser, but the purchase price shall not be less than the lesser of eighty-five percent (85%) of the per share Fair Market Value of the Shares as of the Offering Effective Date or eighty-five percent (85%) of the per share Fair Market Value of the Shares as of the Right to Purchase Date for the Offering.

    (c) PARTICIPATION IN OFFERINGS. Except as may be otherwise provided for herein, each Employee who is eligible for and elects to participate in an Offering shall be granted Rights to Purchase for as many Shares as he may elect to purchase during that Offering, to be paid by payroll deductions during such period. The Committee shall establish administrative rules and regulations regarding the payroll deduction process for this Section 10, including, without limitation, minimum and maximum permissible deductions; the timing for initial elections, changes in elections and suspensions of elections during an Offering Period; and the complete withdrawal by a Participant from an Offering. Amounts withheld through payroll deductions under this paragraph shall be credited to each Participant's Cash Account. Such amounts will be delivered to a custodian for the Plan and held pending the purchase of Shares as described in paragraph
(e) of this Section 10. All amounts held in a Participant's Cash Account shall bear interest at a rate as may be agreed upon by the Committee and the custodian of the Plan. If a Participant withdraws entirely from an Offering (pursuant to rules established by the Committee), his Cash Account balance will not be used to purchase Shares on the Right to Purchase Date. Instead, the portion of the Cash Account equal to the Participant's payroll deductions under the Plan during the Offering Period will be refunded to the Participant without interest (notwithstanding any provision contained herein). Such a Participant will not be eligible to re-enroll in that Offering, but may resume participation on the Offering Effective Date for the next Offering. In addition, the Committee may impose such other restrictions on the right to withdraw from Offerings as it may deem appropriate.

    (d) GRANT OF RIGHTS TO PURCHASE. Rights to Purchase with respect to Shares shall be granted to Participants who elect to participate in an Offering. Such Rights to Purchase may be exercised on the Right to Purchase Date applicable to the Offering. The number of Shares subject to Rights to Purchase on each Right to Purchase Date shall not exceed the number of Shares authorized for issuance during the applicable Offering.

    (e) EXERCISE OF RIGHTS TO PURCHASE. Each Right to Purchase shall be exercised on the applicable Right to Purchase Date. Each Participant automatically and without any act on his part will be deemed to have exercised a Right to Purchase on each Right to Purchase Date to purchase the number of whole and fractional Shares which the amount in his Cash Account at that time is sufficient to purchase at the applicable purchase price. Any remaining amount credited to a Participant's Cash Account after such application shall remain in such Participant's Cash Account for use in the next Offering unless withdrawn by the Participant. The Company shall deliver to the custodian of the Plan as soon as practicable after each Right to Purchase Date a certificate for the total number of Shares purchased by all Participants on such Right to Purchase Date. The custodian shall allocate the proper number of Shares to the Share Account of each Participant. If the aggregate Cash Account balances of all Participants on any Right to Purchase Date exceeds the amount required to purchase all of the Shares subject to Rights to Purchase on that Right to Purchase Date, then the Shares subject to Rights to Purchase shall be allocated pro rata among the Participants in the proportion that the number of Shares subject to Rights to Purchase bears to the number of Shares that could have been purchased with such aggregate amount available, if an unlimited number of Shares were available for purchase. Any balances remaining in Participants' Cash Accounts due to over subscription will remain in the Participants' Cash Accounts for use in the next Offering unless withdrawn by the Participant.

    (f) WITHDRAWALS FROM SHARE ACCOUNTS AND DIVIDEND REINVESTMENT. A Participant may withdraw the Shares credited to his Share Account on a first-in-first-out basis. The Committee shall establish rules and regulations governing such withdrawals. All cash dividends paid, if any, with respect to the Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Rights to Purchase for Shares on the Right to Purchase Date next succeeding the date such cash dividends are paid by the Company. An election to leave Shares with the custodian shall constitute an election to apply the cash dividends with respect to such Shares to the exercise of Rights to Purchase hereunder. Shares so purchased shall be applied to the Shares credited to each Participant's Share Account.

    (g) TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in this Section 10 of the Plan shall automatically and without any act on his part terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, the Company shall refund to such Participant (or beneficiary, in the case of the Participant's death) any amount in his Cash Account which constitutes payroll deductions, without interest, and the custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Shares credited to his Share Account through prior Offerings.

    (h) EFFECT OF MERGER OR LIQUIDATION INVOLVING THE COMPANY. In the event the Company merges with another entity and the Company is not the surviving entity, or in the event all or substantially all of the Company's assets or stock is acquired by another entity, the Committee may, in connection with any such transaction, cancel each outstanding Right to Purchase and refund sums previously collected from Participants under the canceled Rights to Purchase, or, in its discretion, cause each Participant with outstanding Rights to Purchase to have his or her Rights to Purchase exercised immediately prior to such transaction and thereby the balance of his or her Cash Account applied to the purchase of Shares at the purchase price in effect for that Offering, which would be treated as ending with the effective date of such transaction. The balances of the Cash Accounts not so applied shall be refunded to the Participants. In the event of a merger in which the Company is the surviving entity, each Participant shall be entitled to receive, for each Share as to which such Participant's Rights to Purchase are exercised, the securities or property that a holder of one Share was entitled to receive in connection with the merger. To the extent that this paragraph is inconsistent with any other provision in this Plan, this paragraph shall control.

    SECTION 11.  AMENDMENT AND TERMINATION.

    (a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan, subject to any shareholder approval required under Rule 16b-3, in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

    (b) AMENDMENTS TO AWARDS. Subject to the provisions of Section 9, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

    (c) CANCELLATION OF AWARD. Any provision of this Plan (except Section 9) or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award having a Fair Market Value equal to the Fair Market Value of such canceled Award.

    SECTION 12.  GENERAL PROVISIONS.

    (a)  NONTRANSFERABILITY.

        (i) Each Award, each Director Option and each Right to Purchase, and each right under any Award, any Director Option or any Right to Purchase, shall be exercisable during the Participant's or the Eligible Director's lifetime only by the Participant or the Eligible Director or, if permissible under applicable law, by the Participant's or the Eligible Director's guardian or legal representative or a transferee receiving such Award, Director Option or Right to Purchase pursuant to a qualified domestic relations order ("QDRO"), as determined by the Committee.

        (ii) No Award, Director Option or Right to Purchase that constitutes a "derivative security," for purposes of Section 16 of the Exchange Act, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant or Eligible Director otherwise than by will or by the laws of descent and distribution or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

    (b) NO RIGHTS TO AWARDS. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

    (c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed and any applicable federal or state laws; and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (d) WITHHOLDING. A Participant or Eligible Director may be required to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Award, Director Option or Share otherwise issued under the Plan, from any payment due or transfer made under any Award or any Director Option or otherwise under the Plan, or from any compensation or other amount owing to a Participant or Eligible Director, the amount of any applicable withholding taxes in respect of an Award, a Director Option or a Share otherwise issued under the Plan, its exercise or any payment or transfer under an Award, under a Director Option or otherwise under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. With respect to Participants who are not subject to Section 16 of the Exchange Act, the withholding may be in the form of cash, Shares, other securities, other Awards or other property as the Committee may allow. With respect to Participants and Eligible Directors who are subject to Section 16 of the Exchange Act, the withholding shall be in cash or in any other property permitted by Rule 16b-3 as the Committee may allow. The Committee may provide for additional cash payments to Participants or Eligible Directors to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award or Share otherwise issued under this Plan.

    (e) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

    (f) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

    (g) NO RIGHT TO EMPLOYMENT. Eligibility for participation in this Plan or the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

    (h) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the Plan and/or the applicable Award, no Participant or holder or beneficiary of any Award, Director Option or Right to Purchase shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of

Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Stock.

    (i) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Ohio.

    (j) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

    (k) OTHER LAWS. The Committee may refuse to issue or transfer any Shares or other consideration under the Plan if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the issuance of such Shares shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

    (l) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

    (m) RULE 16B-3 COMPLIANCE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    (n) HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    (o) NO IMPACT ON BENEFITS. Plan Awards or Shares otherwise issued under this Plan shall not be treated as compensation for purposes of calculating an Employee's rights under any employee benefit plan.

    (p) INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Regulations, by contract, as a matter of law, or otherwise.

    SECTION 13.  TERM OF THE PLAN.

    (a) EFFECTIVE DATE. The AirNet Systems, Inc. 1996 Stock Incentive Plan was effective as of May 1, 1996. The amendment and restatement of such Plan shall be effective as of the date of its approval by the shareholders of the Company.

    (b) EXPIRATION DATE. No Award or Right to Purchase shall be granted under the Plan after May 1, 2006. Unless otherwise expressly provided for in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after May 1, 2006.

                                  REVOCABLE PROXY
                                AIRNET SYSTEMS, INC.
                      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON AUGUST 19, 1998
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of AirNet Systems, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Gerald G. Mercer and Eric P. Roy, and each of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on August 19,
1998, at the Concourse Hotel,                    (change of address/comments)
4300 International Gateway, Columbus, Ohio,
at 10:00 a.m., local time, and any               -----------------------------
adjournment(s) thereof, and to vote all of
the common shares of the Company which the       -----------------------------
undersigned is entitled to vote at such Annual
Meeting or at any adjournment(s) thereof:        -----------------------------

                                                 -----------------------------



   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
------------------------------------------------------------------------------



                         ANNUAL MEETING OF SHAREHOLDERS
                                      OF
                              AIRNET SYSTEMS, INC.


                                AUGUST 19, 1998
                                   10:00 A.M.


                                CONCOURSE HOTEL
                           4300 INTERNATIONAL GATEWAY
                                COLUMBUS, OHIO

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO ELECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

                                                 WITHHOLD      FOR ALL
1.   TO ELECT AS DIRECTORS OF            FOR     AUTHORITY     EXCEPT
THE COMPANY ALL OF THE NOMINEES          / /        / /          / /
LISTED TO SERVE FOR TERMS
OF ONE YEAR EACH (EXCEPT AS
MARKED TO THE CONTRARY BELOW.)*

*INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

        ---------------------------------------------------------------

                                       Gerald G. Mercer
                                       Eric P. Roy
                                       Roger D. Blackwell
                                       Tony C. Canonie, Jr.
                                       Russell M. Gertmenian
                                       J.F. Keeler, Jr.


----------------------------------------------------------- DATE --------------
SHAREHOLDER SIGN ABOVE  -- CO-HOLDER (IF ANY) SIGN ABOVE

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE ABOVE.

     2.   TO APPROVE THE AMENDMENT AND              FOR    AGAINST    ABSTAIN
     RESTATEMENT OF THE AIRNET SYSTEMS, INC.        / /      / /        / /
     1996 INCENTIVE STOCK PLAN.

     3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Comments/Address Change  / /

     ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE ABOVE SIGNED ARE HEREBY REVOKED. The above signed acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the August 19, 1998 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1997.
     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by an authorized person. (Please note any change of address on this proxy card.)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRNET SYSTEMS, INC. PLEASE ACT PROMPTLY--SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

-------------------------------------------------------------------------------
                       - FOLD AND DETACH HERE -


                          AIRNET SYSTEMS, INC.


             PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE
                          ENCLOSED ENVELOPE.